American High-Income Trust

September 30, 2013

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$938,643
Class B	$10,084
Class C	$81,420
Class F1	$95,595
Class F2	$66,875
Total	$1,192,617
Class 529-A	$23,079
Class 529-B	$645
Class 529-C	$7,565
Class 529-E	$1,224
Class 529-F1	$1,472
Class R-1	$1,466
Class R-2	$13,541
Class R-3	$20,166
Class R-4	$15,260
Class R-5	$18,575
Class R-6	$23,849
Total	$126,842

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.7397
Class B	$0.6534
Class C	$0.6483
Class F1	$0.7326
Class F2	$0.7632
Class 529-A	$0.7291
Class 529-B	$0.6396
Class 529-C	$0.6406
Class 529-E	$0.7027
Class 529-F1	$0.7531
Class R-1	$0.6492
Class R-2	$0.6494
Class R-3	$0.7009
Class R-4	$0.7358
Class R-5	$0.7693
Class R-6	$0.7754

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,263,451
Class B	12,725
Class C	118,499
Class F1	126,349
Class F2	83,323
Total	1,604,347
Class 529-A	31,828
Class 529-B	852
Class 529-C	11,797
Class 529-E	1,754
Class 529-F1	2,095
Class R-1	2,165
Class R-2	20,587
Class R-3	27,619
Class R-4	20,482
Class R-5	19,950
Class R-6	42,079
Total	181,208

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.22
Class B	$11.22
Class C	$11.22
Class F1	$11.22
Class F2	$11.22
Class 529-A	$11.22
Class 529-B	$11.22
Class 529-C	$11.22
Class 529-E	$11.22
Class 529-F1	$11.22
Class R-1	$11.22
Class R-2	$11.22
Class R-3	$11.22
Class R-4	$11.22
Class R-5	$11.22
Class R-6	$11.22